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                                                                 EXHIBIT (d)(2)

                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


                  THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of February 2, 2001 (this "Amendment") by and among MARATHON OIL COMPANY, an Ohio corporation ("Parent"), MARATHON OIL ACQUISITION 1, LTD., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and PENNACO ENERGY, INC., a Delaware corporation (the "Company").

                              PRELIMINARY STATEMENT

                  The parties hereto also are the parties to an Agreement and Plan of Merger dated as of December 22, 2000 (the "Merger Agreement"), and they desire to amend the Merger Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements this Amendment contains, Parent, Sub and the Company hereby agree as follows:

                  Section 1. Amendment. (a) Section 1.07 of the Merger Agreement hereby is amended to read in its entirety as follows:

                  Section 1.07. Certificate of Incorporation and Bylaws.

                  (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto; and, as so amended, that Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

                  (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall amended in their entirety at the Effective Time to read as the Bylaws of Sub, as in effect immediately prior to the Effective Time, provided that those amended Bylaws shall provide that the name of the Company is "Pennaco Energy, Inc."; and, as so amended, those Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable Law.

                  Section 2. Representatives and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery by the Company of this Amendment have been duly authorized by all necessary corporate action on the part of the Company, including approval of the Board of Directors of the Company in accordance with the provisions of Section 8.05 of the Merger Agreement.




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                  (b) The Company has duly executed and delivered this
         Amendment, and this Amendment constitutes the legal, valid and binding obligation, enforceable against the Company in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

                  Section 3. Representations and Warranties of Parent and Sub. Parent and Sub, jointly and severally represent and warrant to the Company as follows:

                  (a) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Amendment. The execution and delivery by each of Parent and Sub of this Amendment have been duly authorized by all necessary corporate action on the part of Parent and Sub.

                  (b) Each of Parent and Sub has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

                  Section 4. Effect on Merger Agreement. When this Amendment becomes effective pursuant to the provisions of Section 5 hereof, all references to "this Agreement" in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended hereby, all provisions of the Merger Agreement are and will remain in full force and effect.

                  Section 5. Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which will be deemed for all purposes to be an original, but all of which together will constitute one and the same Amendment. This Amendment will become effective immediately on execution and delivery by the parties hereto.

                  Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.

                                  MARATHON OIL COMPANY


                                  By:   /s/ Clarence P. Cazalot, Jr.
                                     ------------------------------------------
                                       Clarence P. Cazalot, Jr.
                                       President

                                  MARATHON OIL ACQUISITION 1, LTD.


                                  By:   /s/ Richard J. Murphy
                                     ------------------------------------------
                                       Richard J. Murphy
                                       President

                                  PENNACO ENERGY, INC.


                                  By:   /s/ Paul M. Rady
                                     ------------------------------------------
                                       Paul M. Rady
                                       President




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                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                              PENNACO ENERGY, INC.


FIRST:            The name of the Corporation is PENNACO ENERGY, INC. (the
                  "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in, carry on and conduct any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

FOURTH: The total number of shares of stock which the Corporation will have authority to issue is 1,000 shares of common stock, which shares will be without par value ("Common Stock").

FIFTH: Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on any matter submitted to the stockholders of the Corporation. Cumulative voting of shares of Common Stock is prohibited. Shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

SIXTH: The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the by-laws of the Corporation. The election of directors need not be by written ballot, unless the by-laws so provide. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation; provided, however, that the grant of such authority shall not divest the stockholders of the Corporation of the power, nor limit their power to adopt, amend or repeal the by-laws of the Corporation.




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EIGHTH:           No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, supplemented, or replaced or (d) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of this Article EIGHTH shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.




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